                                                                  EXHIBIT 10.6


                                                                  Conformed Copy


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                               ATC HOLDINGS CORP.


                                PLEDGE AGREEMENT


                          Dated as of October 11, 1996


              THE FIRST NATIONAL BANK OF BOSTON, as Managing Agent


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
                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Credit Agreement; Certain Rules of Construction; Definitions. . . . . . .  1
       1.1.  "Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.2.  "Credit Security"  . . . . . . . . . . . . . . . . . . . . . . .  1
       1.3.  "Pledged Indebtedness"   . . . . . . . . . . . . . . . . . . . .  1
       1.4.  "Pledged Securities"   . . . . . . . . . . . . . . . . . . . . .  1
       1.5.  "Pledged Stock"  . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.6.  "UCC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2.  Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       2.1. Credit Security   . . . . . . . . . . . . . . . . . . . . . . . .  2
              2.1.1.  Pledged Stock   . . . . . . . . . . . . . . . . . . . .  2
              2.1.3. Proceeds and Products  . . . . . . . . . . . . . . . . .  2
              2.1.4.  Excluded Property   . . . . . . . . . . . . . . . . . .  2
       2.2.  Representations, Warranties and Covenants with
              Respect to Credit Security  . . . . . . . . . . . . . . . . . .  2
              2.2.1.  Pledged Stock   . . . . . . . . . . . . . . . . . . . .  3
              2.2.2.  Pledged Indebtedness  . . . . . . . . . . . . . . . . .  3
              2.2.3. No Liens or Restrictions on Transfer or Change of Control 3

       2.3.  Administration of Credit Security  . . . . . . . . . . . . . . .  3
              2.3.1.  Deposits; Accounts  . . . . . . . . . . . . . . . . . .  3
              2.3.2.  Pledged Stock   . . . . . . . . . . . . . . . . . . . .  4
       2.4.  Right to Realize upon Credit Security  . . . . . . . . . . . . .  4
              2.4.1.  General Authority   . . . . . . . . . . . . . . . . . .  4
              2.4.2.  Marshaling, etc.  . . . . . . . . . . . . . . . . . . .  5
              2.4.3.  Sales of Credit Security  . . . . . . . . . . . . . . .  6
              2.4.4.  Sale without Registration   . . . . . . . . . . . . . .  6
              2.4.5.  Application of Proceeds   . . . . . . . . . . . . . . .  7
       2.5.  Custody of Credit Security   . . . . . . . . . . . . . . . . . .  8
3.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . .  8
       3.1.  Organization and Business  . . . . . . . . . . . . . . . . . . .  8
       3.2.  Authorization and Enforceability   . . . . . . . . . . . . . . .  8
       3.3. No Legal Obstacle to Agreements   . . . . . . . . . . . . . . . .  8
4.  Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
5.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . .  9
6.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
7.  Venue; Service of Process . . . . . . . . . . . . . . . . . . . . . . . .  9
8.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
9.  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

                               ATC HOLDINGS CORP.

                                PLEDGE AGREEMENT

       This Agreement, dated as of October 11, 1996, is between ATC Holdings Corp., a Delaware corporation ("ATC Holdings" or the "Pledgor") and The First National Bank of Boston, as managing agent (the "Managing Agent") for itself and the other Lenders under the Credit Agreement (as defined below). The parties agree as follows:

1. Credit Agreement; Certain Rules of Construction; Definitions. The Lenders are providing loans to ATC Tower Corp., a Delaware corporation (the "Company"), pursuant to a Credit Agreement dated as of the date hereof, as from time to time in effect (the "Credit Agreement"), among the Company, its Subsidiaries from time to time party thereto, the Lenders and the Managing Agent. As a condition to providing the loans under the Credit Agreement, the Lenders are requiring the Pledgor to pledge the stock and indebtedness contemplated hereby to secure the payment of the Credit Obligations. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section
1. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section shall include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to "the date hereof" mean the date first set forth above.

              1.1. "Agreement" means this Pledge Agreement as amended, modified and from time to time in effect.

              1.2.    "Credit Security" is defined in Section 2.1.

              1.3.    "Pledged Indebtedness" is defined in Section 2.1.2.

              1.4.    "Pledged Securities" is defined in Section 2.1.2.

              1.5.    "Pledged Stock" is defined in Section 2.1.1.

              1.6. "UCC" means the Uniform Commercial Code as in effect in Massachusetts on the date hereof; provided, however, that with respect to the perfection of the Managing Agent's

Lien in the Credit Security and the effect of nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-103 of the Uniform Commercial Code as in effect in Massachusetts.

2.    Security.

              2.1. Credit Security. As security for the payment and performance of the Credit Obligations, the Pledgor mortgages, pledges and collaterally grants and assigns to the Managing Agent for the benefit of the Lenders and the holders from time to time of any Credit Obligation, and creates a security interest in favor of the Managing Agent for the benefit of the Lenders and such holders in, all of the Pledgor's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 2.1.1 through
2.1.3 (subject, however, to Section 2.1.4), whether now owned or hereafter acquired, all of which shall be included in the term "Credit Security":

                     2.1.1.    Pledged Stock.    (a) All shares of capital
              stock or other evidence of beneficial interest in any corporation, business trust or limited liability company, (b) all limited partnership interests in any limited partnership, (c) all general partnership interests in any general partnership, (d) all joint venture interests in any joint venture and (e) all options, warrants and similar rights to acquire such capital stock or such interests. All such capital stock, interests, options, warrants and other rights are collectively referred to as the "Pledged Stock".

                     2.1.2. Pledged Indebtedness. All Indebtedness from time to time owing to the Pledgor from the Company or any of its Subsidiaries. All such Indebtedness is referred to as the "Pledged Indebtedness". The Pledged Stock and the Pledged Indebtedness are collectively referred to as the "Pledged Securities".

                     2.1.3. Proceeds and Products. All proceeds, including insurance proceeds, and products of the items of Credit Security described or referred to in Section 2.1.1 and 2.1.2, and to the extent not included in the foregoing, all Distributions with respect to the Pledged Stock.

                     2.1.4.    Excluded Property.  Notwithstanding Sections
              2.1.1 through 2.1.3, the payment and performance of the Credit Obligations shall not be secured by more than 66% of the outstanding stock or other equity in any Subsidiary organized under the laws of, and operating solely in, a country other than the United States of America.

              2.2. Representations, Warranties and Covenants with Respect to Credit Security. The Pledgor represents, warrants and covenants that:

                     2.2.1. Pledged Stock. All shares of capital stock, limited partnership interests and similar securities included in the Pledged Stock are and shall be at all times duly





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
              authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable. The Pledgor will deliver to the Managing Agent certificates representing the Pledged Stock, registered, if the Managing Agent so requests, in the name of the Managing Agent or its nominee, as pledgee, or accompanied by a stock transfer power executed in blank and, if the Managing Agent so requests, with the signature guaranteed, all in form and manner satisfactory to the Managing Agent. Pledged Stock that is not evidenced by a certificate will be registered in the Managing Agent's name as pledgee on the issuer's records, all in form and substance satisfactory to the Managing Agent. The Managing Agent may at any time transfer into its name or the name of its nominee, as pledgee, any Pledged Stock. In the event the Pledged Stock includes any Margin Stock, the Pledgor will furnish to the Lenders Federal Reserve Form U-1 and take such other action as the Managing Agent may request to ensure compliance with applicable laws.

                     2.2.2. Pledged Indebtedness. All Pledged Indebtedness shall be on open account and shall not be evidenced by any note or other instrument; provided, however, that all Pledged Indebtedness shall, if the Managing Agent requests, be evidenced by a promissory note. The Pledgor will, immediately upon the receipt thereof, deliver to the Managing Agent any promissory note or similar instrument representing any Pledged Indebtedness, after having endorsed such promissory note or instrument in blank.

                     2.2.3. No Liens or Restrictions on Transfer or Change of Control. All Credit Security shall be free and clear of any Liens and restrictions on the transfer thereof. None of the Pledged Stock is subject to any option to purchase or similar rights of any Person. Except with the written consent of the Managing Agent, the Pledgor is not, nor will be, party to or bound by any agreement, instrument, deed or lease that restricts the change of control or ownership, or the creation of a security interest in the ownership, of the Company or any of its Subsidiaries.

              2.3. Administration of Credit Security. The Credit Security shall be administered as follows, and if an Event of Default shall have occurred, Section 2.4 shall also apply.

                     2.3.1. Deposits; Accounts. To the extent specified by prior written notice from the Managing Agent after the occurrence and during the continuance of an Event of Default, all sums collected or received and all property recovered or possessed by the Pledgor in connection with any Credit Security shall be received and held by the Pledgor in trust for and on the Lenders' behalf, shall be segregated from the assets and funds of the Pledgor, and shall be delivered to the Managing Agent for the benefit of the Lenders.

                     2.3.2.    Pledged Stock.

                            (a) Distributions. Until an Event of Default shall occur, the Pledgor shall be entitled to receive all Distributions on or with respect to the Pledged Stock (other than Distributions constituting additional Pledged Stock). All Distributions constituting additional Pledged Stock will be retained by the Managing Agent (or if received by the Pledgor shall be held by the Pledgor in trust and shall be immediately delivered by the Pledgor to the Managing Agent in the original form received, endorsed in blank) and held by the Managing Agent as part of the Credit Security.

                            (b) If an Event of Default shall have occurred, all Distributions on or with respect to the Pledged Stock shall be retained by the Managing Agent (or if received by the Pledgor shall be held by the Pledgor in trust and shall be immediately delivered by it to the Managing Agent in the original form received, endorsed in blank) and held by the Managing Agent as part of the Credit Security or applied by the Managing Agent to the payment of the Credit Obligations in accordance with Section 2.4.6.

                            2.3.3.     Voting.

                            (a) Until an Event of Default shall occur, the Pledgor shall be entitled to vote or consent with respect to the Pledged Stock in any manner not inconsistent with the terms of any Credit Document, and the Managing Agent will, if so requested, execute appropriate revocable proxies therefor.

                            (b) If an Event of Default shall have occurred, if and to the extent that the Managing Agent shall so notify the Pledgor in writing, only the Managing Agent shall be entitled to vote or consent or take any other action with respect to the Pledged Stock (and the Pledgor will, if so requested, execute or cause to be executed appropriate proxies therefor).

                     2.4. Right to Realize upon Credit Security. Except to the extent prohibited by applicable law that cannot be waived, this
       Section 2.4 shall govern the Lenders' right to realize upon the Credit Security if any Event of Default shall have occurred. The provisions of this Section 2.4 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Credit Document. In the case of a conflict between this Section 2.4 and any other Credit Document, this Section 2.4 shall govern.

                            2.4.1.    General Authority.  To the extent
                     specified in written notice from the Managing Agent to the Pledgor, the Pledgor grants the Managing Agent full and exclusive power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of the Managing Agent on behalf of the Lenders and the holders from time to time of any Credit Obligations, but at the Pledgor's expense):

                            (a) To ask for, demand, take, collect, sue for and receive all payments in respect of any Pledged Securities which the Pledgor could otherwise ask for, demand, take, collect, sue for and receive for its own use.

                            (b) To extend the time of payment of any Pledged Stock and to make any allowance or other adjustment with respect thereto.

                            (c) To settle, compromise, prosecute or defend any action or proceeding with respect to any Pledged Stock and to enforce all rights and remedies thereunder which the Pledgor could otherwise enforce.

                            (d) To enforce the payment of any Pledged Stock, either in the name of the Pledgor or in its own name, and to endorse the name of the Pledgor on all checks, drafts, money orders and other instruments tendered to or received in payment of any Credit Security.

                            (e) To notify the third party payor with respect to any Pledged Security of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to the Managing Agent; provided, however, that whether or not the Managing Agent shall have so notified such payor, the Pledgor will at its expense render all reasonable assistance to the Managing Agent in collecting such items and in enforcing claims thereon.

                            (f) To sell, transfer, assign or otherwise deal in or with any Credit Security or the proceeds thereof, as fully as the Pledgor otherwise could do.

                            2.4.2. Marshaling, etc. Neither the Managing Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, the Pledgor or any other guarantor, pledgor or any other Person with respect to the payment of the Credit Obligations or to pursue or exhaust any of their rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof. Neither the Managing Agent nor the Lenders shall be required to marshal the Credit Security or any guarantee of the Credit Obligations or to resort to the Credit Security or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Credit Document shall be cumulative. To the extent it may lawfully do so, the Pledgor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Managing Agent or the Lenders, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Credit Security made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, the Pledgor (a) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of the Managing Agent or any Lender in the Credit Security,
                     (b) waives all such laws, and (c) agrees that it will not invoke or raise as a defense to any enforcement by the Managing Agent or any Lender of any rights and remedies relating to the Credit Security or the Credit Obligations any legal or contractual requirement with which the Managing Agent or any Lender may have in good faith failed to comply. In addition, the Pledgor waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Credit Security, including any such right which the Pledgor would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

                            2.4.3. Sales of Credit Security. All or any part of the Credit Security may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that unless the Credit Security to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Managing Agent shall give the Pledgor 10 days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Pledgors and the Lenders hereby agree to be reasonable. At any sale or sales of Credit Security, any Lender or any of its respective officers acting on its behalf, or such Lender's assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the Credit Obligations owed to such Lender as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the Pledgor, except for the proceeds of such sale or sales pursuant to Section 2.4.6. The Pledgor acknowledges that any such sale will be made by the Managing Agent on an "as is" basis with disclaimers of all warranties, whether express or implied. The Pledgor will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action as the Managing Agent shall request in connection with any such sale.

                            2.4.4. Sale without Registration. If, at any time when the Managing Agent shall determine to exercise its rights hereunder to sell all or part of the securities included in the Credit Security, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Managing Agent may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Managing Agent may deem necessary or advisable in order that such sale may be effected in accordance with applicable securities laws without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event the Managing Agent may, in its sole discretion, (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. The Pledgor agrees that such manner of disposition is commercially reasonable, that it will upon the Managing Agent's request give any such purchaser access to such information regarding the issuer of the securities in question as the Managing Agent may reasonably request and that the Managing Agent and the Lenders shall not incur any responsibility for selling all or part of the securities included in the Credit Security at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). The Pledgor acknowledges that no adequate remedy at law exists for breach by it of this Section 2.4.5 and that such breach would not be adequately compensable in damages and therefore agrees that this
              Section 2.4.5 may be specifically enforced.

                     2.4.5. Application of Proceeds. The proceeds of all sales and collections in respect of any Credit Security or other assets of the Pledgor, all funds collected from the Pledgor and any cash contained in the Credit Security, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

                     First, to the payment of the costs and expenses of such
              sales and collections, the reasonable expenses of the Managing Agent and the reasonable fees and expenses of its special counsel;

                     Second, any surplus then remaining to the payment of the
              Credit Obligations in such order and manner as the Managing Agent may in its sole discretion determine; provided, however, that any such payment of Credit Obligations owed to all Lenders shall be pro rata in accordance with the respective Percentage Interests of the Lenders; and

                     Third, any surplus then remaining shall be paid to the
              Pledgor, subject, however, to the rights of the holder of any then existing Lien of which the Managing Agent has actual notice.

              2.5. Custody of Credit Security. Except as provided by applicable law that cannot be waived, the Managing Agent will have no duty as to the custody and protection of the Credit Security, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Credit Security in its possession. The Lenders will not be liable or responsible for any loss or damage to any Credit Security, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Managing Agent acting in good faith.

3. Representations and Warranties. In order to induce the Lenders to extend credit under the Credit Agreement, the Pledgor represents and warrants that:

              3.1. Organization and Business. The Pledgor is a duly organized and validly existing corporation, in good standing under the laws of the State of Delaware, with all power and authority, corporate or otherwise, necessary (a) to enter into and perform this Agreement and each other Credit Document to which it is a party and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Pledgor have been previously delivered to the Managing Agent and are correct and complete.

              3.2. Authorization and Enforceability. The Pledgor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is a party. Each of this Agreement and each other Credit Document to which the Pledgor is party constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

              3.3.    No Legal Obstacle to Agreements.   Neither the execution,
delivery and performance of this Agreement or any other Credit Document to which it is party, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, has constituted or resulted, or will constitute or result, in:

                     (a) Any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Pledgor is a party or by which either is bound, or of the Charter or By-laws of the Pledgor; or

                     (b) The violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Pledgor.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Pledgor in connection with the execution, delivery and performance of this Agreement or any other Credit Document to which either Pledgor is party or the transactions contemplated hereby or thereby.

4. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company under the Credit

Agreement or any other Credit Document, this Agreement shall terminate and, at the written request of the Pledgor, accompanied by such certificates and other items as the Managing Agent shall reasonably deem necessary, any Credit Security pledged by the Pledgor shall revert to the Pledgor and the right, title and interest of the Lenders therein shall terminate. Thereupon, on demand of the Pledgor and at its cost and expense, the Managing Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Pledgor any Credit Security then in its possession.

5.     Successors and Assigns.   The provisions of this Agreement shall inure
to the benefit of the Lenders and their successors and assigns and shall be binding upon the Pledgor and its respective successors and assigns. The Pledgor may not assign its rights or obligations under this Agreement without the written consent of the Managing Agent.

6. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

       If to the Pledgor, to the Company at its address set forth in Exhibit
7.1 to the Credit Agreement (as supplemented pursuant to Sections 6.4.1 and 6.4.2 of the Credit Agreement), to the attention of the chief financial officer.

       If to the Managing Agent, to it at its address specified in or pursuant to Section 16 of the Credit Agreement.

7.    Venue; Service of Process.

              (a) The Pledgor irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof; and

              (b) The Pledgor waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of any such proceeding is improper, or that this Agreement or any other

       Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

The Pledgor consents to service of process in any such proceeding in any manner permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to
Section 6 is reasonably calculated to give actual notice.

8. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE MANAGING AGENT AND THE PLEDGOR WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE MANAGING AGENT OR THE PLEDGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. The Pledgor acknowledges that it has been informed by the Managing Agent that the provisions of this Section 8 constitute a material inducement upon which each of the Lenders has relied, is relying and will rely in entering into the Credit Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 8 with its counsel. The Managing Agent or the Pledgor may file an original counterpart or a copy of this Section 8 with any court as written evidence of the consent of the Managing Agent and the Pledgor to the waiver of the right to trial by jury.

9. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by the Managing Agent on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

       Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.



                                   ATC HOLDINGS CORP.


                                   By      /s/ Fred R. Lummis
                                           -----------------------------------
                                           Title:  President



                                   THE FIRST NATIONAL BANK OF BOSTON,
                                     as Managing Agent under the Credit
                                           Agreement


                                   By      /s/ Reginald T. Dawson
                                           -----------------------------------
                                           Title:  Director